SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2007

ARBIOS SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-32603 (Commission File Number)	91-1955323 (I.R.S. Employer Identification No.)

8797 Beverly Blvd., Suite 304 Los Angeles, California (Address of Principal Executive Offices)	90048 (Zip Code)

(310) 657-4898
(Registrant’s Telephone Number, Including Area Code)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2007 the Company amended outstanding warrants to purchase an aggregate of 907,500 shares of common stock of the Company, 900,000 of which has an exercise price of $1.00 and 7,500 of which has an exercise price of $2.50. The warrants were originally issued in 2003 and 2004 in connection with certain financing transactions. 900,000 of the warrants are scheduled to expire on February 15, 2007 and 7,500 of the warrants are scheduled to expire on February 17, 2007. The amendment extends the expiration date of the warrants with an exercise price of $1.00 until February 15, 2008 and extends the expiration date of the warrants with an exercise price of $2.50 until October 29, 2008.

In addition, the warrants contain a call provision whereby the Company can require the holders of the warrants to exercise them if the market trading price of the Company’s common stock trades at a level of at least $4.00 per share for 20 consecutive trading days (the “Call Provision”). In addition to amending the expiration date of the warrants as described in the preceding paragraph, the Company amended the Call Provision by lowering the trading price at which the Call Provision may be triggered from $4.00 per share to $3.25 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBIOS SYSTEMS, INC.

Date: February 8, 2007	By:	/s/ Walter C. Ogier
Walter C. Ogier, Chief Executive Officer